EXHIBIT 99.01

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Unitholders of Valero Energy Partners LP and
the Board of Directors of Valero Energy Partners GP LLC
We have audited the accompanying balance sheet of Parkway Pipeline LLC as of December 31, 2016, and the related statements of income, member’s equity, and cash flows for the year then ended. These financial statements are the responsibility of Parkway Pipeline LLC’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Parkway Pipeline LLC as of December 31, 2016 and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP

San Antonio, Texas
November 1, 2017

PARKWAY PIPELINE LLC
BALANCE SHEETS
(in thousands)

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$—	$—
Unbilled receivable – related party	—	3,776
Inventories	107	696
Total current assets	107	4,472
Property and equipment, at cost	267,951	265,817
Accumulated depreciation	(29,226)	(25,332)
Property and equipment, net	238,725	240,485
Deferred charges	4,463	2,975
Total assets	$243,295	$247,932
LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accounts payable	$1,037	$1,068
Taxes other than income taxes	2,913	2,075
Total current liabilities	3,950	3,143
Commitments and contingencies
Member’s equity	239,345	244,789
Total liabilities and member’s equity	$243,295	$247,932
See Notes to Financial Statements.

PARKWAY PIPELINE LLC
STATEMENTS OF INCOME
(in thousands)

	Six Months Ended June 30,		Year Ended December 31, 2016
	2017	2016
	(Unaudited)
Operating revenues – related party	$14,751	$15,129	$30,200
Costs and expenses:
Cost of revenues (excluding depreciation expense reflected below) (a)	3,187	3,858	7,440
Depreciation expense	3,894	3,860	7,736
Other operating expenses	222	2,526	2,526
General and administrative expenses (b)	716	355	1,416
Total costs and expenses	8,019	10,599	19,118
Operating income	6,732	4,530	11,082
Interest income, net	—	10	10
Net income	$6,732	$4,540	$11,092

Supplemental information - each income statement line item reflected below includes expenses incurred for services provided by a related party as follows:
(a) Cost of revenues (excluding depreciation expense) – related party	$134	$517	$654
(b) General and administrative expenses – related party	$716	$—	$1,061
See Notes to Financial Statements.

PARKWAY PIPELINE LLC
STATEMENTS OF MEMBER’S EQUITY
(in thousands)

	Six Months Ended June 30,		Year Ended December 31, 2016
	2017	2016
	(Unaudited)
Balance as of beginning of period	$244,789	$256,344	$256,344
Net income	6,732	4,540	11,092
Distributions	—	(5,076)	(5,076)
Net transfers to Valero	(12,176)	(10,463)	(17,571)
Balance as of end of period	$239,345	$245,345	$244,789

See Notes to Financial Statements.

PARKWAY PIPELINE LLC
STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,		Year Ended December 31, 2016
	2017	2016
	(Unaudited)
Cash flows from operating activities:
Net income	$6,732	$4,540	$11,092
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	3,894	3,860	7,736
Changes in current assets and current liabilities	4,533	7,099	2,756
Changes in deferred charges and other operating activities, net	(1,266)	—	(2,975)
Net cash provided by operating activities	13,893	15,499	18,609
Cash flows from investing activities:
Capital expenditures	(1,717)	(13)	(1,086)
Net cash used in investing activities	(1,717)	(13)	(1,086)
Cash flows from financing activities:
Distributions	—	(5,076)	(5,076)
Net transfers to Valero	(12,176)	(10,463)	(17,571)
Net cash used in financing activities	(12,176)	(15,539)	(22,647)
Net decrease in cash and cash equivalents	—	(53)	(5,124)
Cash and cash equivalents at beginning of period	—	5,124	5,124
Cash and cash equivalents at end of period	$—	$5,071	$—
See Notes to Financial Statements.

PARKWAY PIPELINE LLC
NOTES TO FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION, AND SIGNIFICANT ACCOUNTING POLICIES
General
References in this report to “we,” “us,” or “our” refer to Parkway Pipeline LLC as described below. References in this report to “Valero” refer collectively to Valero Energy Corporation, one or more of its consolidated subsidiaries, or all of them taken as a whole, other than Valero Energy Partners LP, any of its subsidiaries, or its general partner.

We are a Delaware limited liability company formed in June 2011. Prior to June 30, 2016, 50 percent of our membership interests were owned by Kinder Morgan Operating L.P. "D" (OLPD), an indirect subsidiary of Kinder Morgan, Inc. (KMI), and the remaining 50 percent of our membership interests were owned by Valero Terminaling and Distribution Company (VTDC), an indirect wholly owned subsidiary of Valero. Effective June 30, 2016, VTDC purchased OLPD’s 50 percent membership interest (Membership Interest Acquisition), bringing VTDC’s total interest in us to 100 percent.

Effective November 1, 2017, Valero Energy Partners LP acquired 100 percent of our membership interests for total cash consideration of $200.0 million.
Description of Business
We own and operate a 141-mile, 16-inch refined petroleum products pipeline with 110,000 barrels per day of capacity, a refined petroleum products pump station in Norco, Louisiana, and related facilities. We transport refined petroleum products from Valero’s St. Charles Refinery in Norco, Louisiana to Collins, Mississippi for supply into the Plantation pipeline system, which is majority owned and operated by KMI.
We do not take ownership of or receive any payments based on the value of the refined petroleum products that we handle and do not engage in the trading of any commodities, thus we have no direct exposure to commodity price fluctuations. Our operations consist of one reportable segment.
Basis of Presentation
General
These financial statements have been prepared in accordance with United States (U.S.) generally accepted accounting principles (GAAP).
Our assets and liabilities have been reflected on a historical cost basis as we elected not to apply pushdown accounting in connection with the Membership Interest Acquisition described above.
The financial statements and notes to the financial statements as of June 30, 2017 and for the six months ended June 30, 2017 and 2016, included herein, are unaudited. In the opinion of management, all adjustments considered necessary for a fair presentation of our interim financial statements have been included. Unless otherwise specified, all such adjustments are of a normal recurring nature. The results of operations for the six months ended June 30, 2017 are not necessarily indicative of the results to be expected for the year ending December 31, 2017.

PARKWAY PIPELINE LLC
NOTES TO FINANCIAL STATEMENTS (Continued)

Subsequent Events
We have evaluated subsequent events through the date the audited financial statements were issued on November 1, 2017. Any material subsequent events that occurred during this time have been properly recognized or disclosed in these financial statements.
Significant Accounting Policies
Net Transfers
Net transfers represents the net effect of transactions with, and allocations from, Valero. There were no terms of settlement or interest charges associated with the net transfers.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates. On an ongoing basis, we review our estimates based on currently available information. Changes in facts and circumstances may result in revised estimates.
Inventories
Our inventories, which consist of materials and supplies, are valued at the lower of average cost or market.
Property and Equipment
The cost of property and equipment purchased or constructed, including betterments of property assets, is capitalized. However, the cost of repairs to and normal maintenance of property and equipment is expensed when incurred. Betterments of property and equipment are those that extend the useful lives of the property and equipment, increase the capacity or improve the operating efficiency of the asset, or improve the safety of our operations. The cost of property and equipment constructed includes interest and certain overhead costs allocable to the construction activities.

Depreciation of property and equipment is recorded on a straight-line basis over the estimated useful lives of the related assets using the component method of depreciation. When property and equipment are retired or replaced, the cost and related accumulated depreciation are eliminated, with any gain or loss reflected in depreciation expense, unless such amounts are reported separately due to materiality.
Asset Retirement Obligation
We record a liability, which is referred to as an asset retirement obligation, at fair value for the estimated cost to retire a tangible long-lived asset at the time we incur that liability, which is generally when the asset is purchased or constructed. We record the liability when we have a legal obligation to incur costs to retire the asset and when a reasonable estimate of the fair value of the liability can be made. If a reasonable estimate cannot be made at the time the liability is incurred, we record the liability when sufficient information is available to estimate the liability’s fair value.

It is our practice and current intent to operate and maintain our property and equipment and continue to make improvements as warranted. As a result, we believe that these property assets have indeterminate lives for purposes of estimating asset retirement obligations because dates or ranges of dates upon which we would retire these assets cannot reasonably be estimated at this time; therefore, no asset retirement obligations have been recorded as of June 30, 2017 and December 31, 2016.

PARKWAY PIPELINE LLC
NOTES TO FINANCIAL STATEMENTS (Continued)

Revenue Recognition
Our operating revenues are generated from the transportation of refined petroleum products through our pipeline at regulated tariff rates. Operating revenues are recognized upon completion of the transportation service.
As further described in Note 2, our transportation services agreement with Valero contains minimum volume commitments. Under this agreement, if Valero fails to ship the minimum volume, then Valero pays us a deficiency payment for the shortfall of the barrels for the settlement period. If third-party volumes are shipped on the pipeline, Valero’s minimum volume commitment is reduced on a barrel-for-barrel basis for each third-party barrel shipped. If Valero ships volumes in excess of the minimum volume commitment, then the excess volumes will reduce the volume commitment for the subsequent settlement period on a barrel-for-barrel basis. Deficiency payments from Valero are credited on a dollar-for-dollar basis against tariff charges applicable to excess volumes in a subsequent settlement period. The deficiency payments are initially recorded as deferred revenue – related party.
We recognize operating revenues for deficiency payments when credits are used for volumes transported in excess of the minimum volume commitment or when we determine that it is not probable that Valero will transport volumes in excess of the minimum volume commitment prior to the expiration of the credits. However, any remaining unused credits are recognized as operating revenues no later than the expiration of the settlement period.
Litigation Matters
From time to time, we may be party to claims and legal proceedings arising in the ordinary course of business. We also may be required by existing laws and regulations to report the release of hazardous substances and begin a remediation study. We record a loss contingency liability when we have determined that it is probable that a loss has been incurred and that the amount of the loss is reasonably estimable. We had no accruals for any outstanding legal proceedings as of June 30, 2017 and December 31, 2016. We re-evaluate and update our loss contingency liabilities as matters progress over time, and we believe that any changes to the recorded liabilities will not be material to our financial position, results of operations, or liquidity.

Income Taxes
We are a limited liability company and are not subject to federal income taxes or state income taxes. Accordingly, no provision for federal or state income taxes has been recorded in our financial statements. The tax effects of our activities accrue to our single-member owner (Valero), who reports such activities on its individual federal income tax return.
Following the acquisition of us by Valero Energy Partners LP, our operations will be treated as a partnership for federal and state income tax purposes, with each partner being separately taxed on their share of the taxable income or loss.
Comprehensive Income
We have not reported comprehensive income due to the absence of items of other comprehensive income in the periods presented.

Accounting Pronouncement Not Yet Adopted
In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” to clarify the principles

PARKWAY PIPELINE LLC
NOTES TO FINANCIAL STATEMENTS (Continued)

for recognizing revenue. This new standard is effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within those annual periods. We recently completed our evaluation of the provisions of this standard and concluded that our adoption will not materially change the amount or timing of revenues recognized by us, nor will it materially affect our financial position. As described in our revenue recognition policy, our revenues are generated from the transportation of refined petroleum products through our pipeline. These revenues are based on the volume (barrels) of refined petroleum products transported at regulated tariff rates per barrel, and we recognize these revenues upon completion of the transportation service. We will adopt this new standard effective January 1, 2018, and we expect to use the modified retrospective method of adoption as permitted by the standard. Under that method, the cumulative effect of initially applying the standard is recognized as an adjustment to the opening balance of member’s equity, and revenues reported in the periods prior to the date of adoption are not changed. We do not, however, expect to make such an adjustment to member’s equity. During 2017, we are developing our revenue disclosures and enhancing our accounting systems.

2.	RELATED-PARTY TRANSACTIONS
Operating Activities
Our operations consist of transporting refined petroleum products for Valero. We do not have any employees.
Transactions with KMI
Prior to June 30, 2016, OLPD managed and operated us under an operating and administration agreement through which we incurred operating fee expenses that were recorded as a component of “cost of revenues – related party (excluding depreciation expense).” This agreement was terminated on June 30, 2016 in connection with the Membership Interest Acquisition as described in Note 1. We reimbursed KMI for the cost of employee services provided to us through June 30, 2016.
Transactions with Valero
Cash Management
Prior to June 30, 2016, we maintained our own cash account. Effective June 30, 2016, upon VTDC owning 100 percent of our membership interests, we began utilizing Valero’s centralized approach to the cash management and financing of our operations. We transfer cash to Valero daily and Valero funds our operating and investing activities as needed. Accordingly, cash held by Valero at the corporate level was not allocated to us for any of the periods presented. We reflected transfers of cash to and from Valero’s cash management system as a component of member’s equity on our balance sheets, and these net transfers of cash are reflected as a financing activity in our statements of cash flows. We have also not included any interest income on the net cash transfers to Valero.
Transportation Services
We have a transportation services agreement with Valero under which we provide pipeline transportation services to Valero and Valero pays us for a minimum volume of barrels of refined petroleum products as prescribed by the agreement during each of ten consecutive settlement periods (the initial term). Each settlement period begins on July 1 and expires on June 30 of the following calendar year. After the initial term of the agreement, if Valero has deficiency credits that were not credited against excess volumes, Valero may elect up to ten one-year extensions of the agreement with 30 days’ prior written notice. However, if we do not believe Valero will meet its volume commitment during the initial term or optional extension periods,

PARKWAY PIPELINE LLC
NOTES TO FINANCIAL STATEMENTS (Continued)

we may terminate the agreement with 60 days’ prior written notice, at which time, any remaining deficiency credits will expire.
For settlement periods ended June 30, 2017 and 2016, Valero failed to ship the minimum committed volumes on our pipeline. This was due, in part, to the Plantation pipeline system operating under proration, which limited the volumes that shippers on that system, including Valero, were able to ship. We recognized operating revenues associated with the minimum commitment because we determined it was not probable that Valero would transport volumes in excess of the minimum volume commitment prior to the expiration of the credits. In conjunction with the Membership Interest Acquisition, Valero settled the deficiency owed to us. The deficiency accumulated as of December 31, 2016 for the settlement period beginning July 1, 2016 is reflected on our balance sheet as “unbilled receivable – related party.” Valero settled that deficiency on June 30, 2017, including the additional deficiency generated from January 1, 2017 through June 30, 2017, through net transfers to Valero. (See “Transactions with Valero – Cash Management” discussion for net transfers to Valero.)
Effective November 1, 2017, we amended our transportation services agreement with Valero to temporarily reduce the settlement period commitment until prorated shipments on the Plantation pipeline system have ceased for a period of 18 consecutive calendar months. In addition, the initial term of the transportation services agreement, which had an original maturity of 10 years, was extended to October 31, 2027. Valero may renew the agreement for one five-year period with 180 days’ prior written notice. As of October 31, 2017, any outstanding deficiency credits expired.
Operating and Administrative Services
Starting June 30, 2016, Valero provided labor and overhead support to us for the operation of our business and management oversight of our day-to-day operations. Employee benefit expenses, such as medical insurance, life insurance, and employee benefit plan expenses, including stock-based compensation, were allocated to us based on Valero’s determination of actual costs attributable to employees who provide services to us. We recorded the salaries and employee benefits expenses as a component of “cost of revenues (excluding depreciation expense) – related party” and “general and administrative expenses – related party.” Valero also charged us for certain corporate functions performed on our behalf that were recorded as “general and administrative expenses – related party.” These corporate functions included allocations of general corporate expenses related to executive oversight, accounting, treasury, tax, legal, procurement, information technology, and operational support services such as engineering and logistics.
Our management believes the charges allocated to us are a reasonable reflection of the utilization of services provided. However, those allocations may not fully reflect the expenses that would have been incurred had we been a stand-alone company for the periods presented subsequent to June 30, 2016 and cannot be presumed to be carried out on an arm’s-length basis as the requisite conditions of competitive, free-market dealings may not exist.
For purposes of these financial statements, payables and receivables related to transactions between us and Valero are included in net transfers.
Concentration Risk
All of our operating revenues were derived from transactions with Valero. Therefore, we are subject to the business risks associated with Valero’s business.

PARKWAY PIPELINE LLC
NOTES TO FINANCIAL STATEMENTS (Continued)

3.	PROPERTY AND EQUIPMENT
Major classes of property and equipment consisted of the following (in thousands):

	June 30,	December 31,
	2017	2016
	(Unaudited)
Pipeline and related assets	$262,201	$262,201
Other	2,866	2,835
Construction-in-progress	2,884	781
Property and equipment, at cost	267,951	265,817
Accumulated depreciation	(29,226)	(25,332)
Property and equipment, net	$238,725	$240,485

4.	EMPLOYEE BENEFIT PLANS
Pension and Retirement Savings Plans
Employees of Valero who directly or indirectly support our operations participate in the pension, postretirement health and life insurance, and defined contribution benefit plans sponsored by Valero. Costs associated with these benefit plans were included in the costs allocated to us from Valero and were included in “cost of revenues (excluding depreciation expense) – related party” or “general and administrative expenses – related party,” depending on the nature of the employee’s role in our operations.

Stock-based Compensation
We do not have any stock compensation plans. Eligible Valero employees who supported our operations participated in Valero’s 2011 Omnibus Stock Incentive Plan (the OSIP), which authorizes the grant of various stock and stock-based awards. Awards available under the OSIP include options to purchase shares of common stock of Valero, performance awards that vest upon the achievement of an objective performance goal, stock appreciation rights, and restricted stock that vests over a period determined by Valero’s compensation committee. Prior to the approval of the OSIP by Valero’s stockholders, most of the equity awards granted to Valero employees were made under Valero’s 2005 Omnibus Stock Incentive Plan and 2003 Employee Stock Incentive Plan. Certain Valero employees supporting our operations were historically granted these types of awards. Stock-based compensation costs were allocated to us from Valero and were included in “cost of revenues (excluding depreciation expense) – related party” and “general and administrative expenses – related party.”

PARKWAY PIPELINE LLC
NOTES TO FINANCIAL STATEMENTS (Continued)

Summary of Employee Benefit Plan Costs
Our share of pension and postretirement costs, defined contribution plan costs, and stock-based compensation costs was as follows (in thousands):

	Six Months Ended June 30,		Year Ended December 31, 2016
	2017	2016
	(Unaudited)
Pension and postretirement costs	$36	$—	$57
Defined contribution plan costs	35	—	44
Stock-based compensation costs	5	—	—

5.	SUPPLEMENTAL CASH FLOW INFORMATION
In order to determine net cash provided by operating activities, net income is adjusted by, among other things, changes in current assets and current liabilities as follows (in thousands):

	Six Months Ended June 30,		Year Ended December 31, 2016
	2017	2016
	(Unaudited)
Decrease (increase) in current assets:
Accounts receivable – related party	$—	$7,384	$7,384
Unbilled receivable – related party	3,776	—	(3,776)
Inventories	—	—	37
Other current assets	—	160	235
Increase (decrease) in current liabilities:
Accounts payable	(81)	(3,040)	(2,346)
Accounts payable – related party	—	(81)	(832)
Taxes other than income taxes	838	2,513	2,054
Other current liabilities	—	163	—
Changes in current assets and current liabilities	$4,533	$7,099	$2,756

PARKWAY PIPELINE LLC
NOTES TO FINANCIAL STATEMENTS (Continued)

Noncash investing and financing activities that affected recognized assets or liabilities were as follows (in thousands):

	Six Months Ended June 30,		Year Ended December 31, 2016
	2017	2016
	(Unaudited)
Inventories used in construction of property and equipment	$367	$—	$—
Increase in accounts payable related to capital expenditures	84	—	97